UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2020

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2020, Akebia Therapeutics, Inc. (the “Company”) executed the Sixth Amendment to Lease (the “Sixth Amendment”) with CLPF-Cambridge Science Center, LLC (the “Landlord”), amending the lease dated December 3, 2013, by and between the Company and the Landlord, as amended (the “Lease”), for the Company’s headquarters located at 245 First Street, Cambridge, Massachusetts (the “Building”).

Pursuant to the Sixth Amendment, the Company has agreed to extend the term of its existing lease of approximately 5,951 square feet of office, research and laboratory space located on the first floor of the lab building adjacent to the Building (the “Lab Space”) until January 31, 2025, with an extension option through September 11, 2026. The monthly lease payment for the Lab Space will be $48,475.85 commencing on December 1, 2021, with an annual rent escalation of approximately 3% commencing on December 1, 2022. The Sixth Amendment includes a Landlord’s contribution for certain leasehold improvements for the Lab Space in an amount of up to $89,265.00.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: December 2, 2020	By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer